Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (File No. 333-178165) of our report dated February 24, 2012 relating to the financial statements and financial statement schedule of NeuroMetrix, Inc. (the “Company”), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 24, 2012